UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                        Date of Report: November 18, 2002
                        (Date of earliest event reported)


                                   LANTRONIX, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                      1-16027                 33-0362767
(State or other jurisdiction of   (Commission File Number)      (IRS Employer
       incorporation)                                        Identification No.)


                15353 Barranca Parkway Irvine, California 92618
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (949) 453-3990

                                 Not applicable
          (Former name or former address, if changed since last report)


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Item 1.  Change in control of registrant.

Not applicable.

Item 2. Acquisition or disposition of assets.

Not applicable.

Item 3. Bankruptcy or receivership.

Not applicable.

Item 4. Changes in registrant's certifying accountant.

Not applicable.

Item 5. Other.

     On November 18, 2002, Lantronix, Inc. (the "Company") announced in a press release the results of the Company's 2002 Annual Meeting of Stockholders held on November 12, 2002. The stockholders approved a 1:3 reverse split in the Common Stock of the Company, in an endeavor to satisfy requirements for the Company's securities to be listed on the Nasdaq National Market and to amend the Company's Certificate of Incorporation accordingly.

     Although approved, Lantronix's Board of Directors will only initiate a reverse split at such time it determines such action is necessary in order to continue Nasdaq listing requirements that are related to share price.

     At the same meeting, stockholders elected Thomas W. Burton to serve as Director until the 2005 Annual Meeting of Stockholders, and ratified Ernst & Young LLP as independent auditors of the Company for the year ending June 30, 2003.


Item 6. Resignations of registrant's directors.

Not applicable.

Item 7.  Financial Statements and Exhibits.

Press Release on November 18, 2002.


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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on November 19, 2002.

                                                LANTRONIX, INC.

                                            By  /S/  MARC NUSSBAUM
                                                ----------------------
                                                Marc Nussbaum
                                                Interim Chief Executive Officer

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